UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Membership Interests Purchase Agreement

On April 15, 2026, Soluna Digital Inc. (the “Purchaser”), a wholly owned subsidiary of Soluna Holdings, Inc. (the “Company”), entered into a Membership Interests Purchase Agreement (the “MIPA”), with Soluna SLC Fund I Projects Holdco LLC (the “Seller”) and Soluna DVSL JVCo, LLC, a Delaware limited liability company (the “Dorothy 1A Project Company”), pursuant to which the Purchaser acquired 85.4% of the issued and outstanding Class B Membership Interests in the Dorothy 1A Project Company from the Seller. The Dorothy 1A Project Company owns a wind-powered data center campus in Silverton, Texas focused on bitcoin hosting. The MIPA contains customary representations and warranties of the Seller and the Purchaser.

The closing of the acquisition (the “Closing”) occurred simultaneously with the execution of the MIPA on April 15, 2026. At the Closing, the Purchaser paid $6.0 million to the Seller and an additional $10.5 million payment is due to the Seller no later than July 1, 2026. Upon the Closing, the Purchaser owns 100% of the issued and outstanding membership interests of the Dorothy 1A Project Company.

Securities Purchase Agreement and Promissory Note

In connection with the MIPA, on April 15, 2026, the Company entered into a Securities Purchase Agreement (the “SPA”) with YA II PN, LTD. (the “Lender”), pursuant to which the Company issued to the Lender a Promissory Note (the “Note”) payable to the Lender, providing for an unsecured loan in the aggregate principal amount of up to $12,000,000 (the “Principal Amount”). The outstanding Principal Amount will mature on May 15, 2027 (the “Maturity Date”) and bears interest at a rate per annum of 5%, based on a 365-day year, which interest rate shall increase to a rate per annum of 18% upon the occurrence of an Event of Default (as defined in the Note) for so long as such event remains uncured. Under the Note, the Company is required to make monthly payments (“Amortization Payments”) of $1.2 million per month, beginning sixty (60) days after closing until the Note is repaid in full. Each Amortization Payment shall include a 5% premium of the principal amount of such payment.

The Company may, upon at least one Business Day’s prior written notice to the Lender, prepay the outstanding Principal Amount and an additional 5% of such Principal Amount (solely in respect of a redemption in full), and any accrued and unpaid interest, at any time prior to the Maturity Date. If the Company consummates a financing transaction, or series of financing transactions within a thirty (30) day period, with aggregate gross proceeds in excess of $20 million (excluding any (i) transaction with the Lender or its affiliates, (ii) sales under the At the Market Offering Agreement entered into between the Company and H.C. Wainwright & Co., LLC on April 29, 2025, (iii) issuance under the Standby Equity Purchase Agreement entered into between the Company and the Lender on August 12, 2024 or the Standby Equity Purchase Agreement entered into between the Company and the Lender on March 24, 2026, or (iv) exercises of options, warrants, or convertible securities outstanding as of April 15, 2026), then, unless waived by the Lender, the Company shall be required to redeem the Note in an amount equal to (a) 20% of the outstanding Principal Amount and (b) all accrued and unpaid interest on the Note.

The Note includes customary representations, warranties and covenants and sets forth certain events of default after which the outstanding Principal Amount may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the outstanding Principal Amount becomes automatically due and payable.

Guaranty

Pursuant to the SPA, Soluna Wind Holding, Inc., a wholly owned subsidiary of the Company (the “Guarantor”), entered into a Guaranty, dated April 15, 2026 (the “Guaranty”). Pursuant to the terms of the Guaranty, the Guarantor agreed to guarantee the complete performance and fulfillment of the Company’s obligations under the SPA and the Note.

Private Placement

Pursuant to the SPA, the Company issued to the Lender in a private placement (the “Private Placement”) a common warrant (the “Warrant”) to purchase up to 2,400,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).

The Warrant issued to the Lender in the Private Placement was issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The Warrant has an exercise price of $1.06 per share of Common Stock, is exercisable upon issuance and expires on the twelve-month anniversary of its date of issuance. The Warrant is exercisable, at the option of the Lender, in whole or in part by delivering to the Company a duly executed exercise notice and, at any time a registration statement registering the resale or other disposition of the shares of Common Stock underlying the Warrant under the Securities Act is effective and available for such shares, or an exemption from registration under the Securities Act is available for such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise more than six months after the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale or other disposition of the shares of Common Stock underlying the Warrant, then the Warrant may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the Lender would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant.

The Lender does not have the right to exercise any portion of the Warrant if the Lender, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The Lender may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

The foregoing descriptions of the Note, form of Warrant, MIPA, SPA and Guaranty are not complete and are qualified in their entireties by reference to the full texts of the Note, form of Warrant, MIPA, SPA and Guaranty, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Warrant and the shares of Common Stock underlying the Warrant pursuant to the SPA is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Promissory Note, dated April 15, 2026, issued by the Company and payable to YA II PN, LTD.
4.2	Form of Warrant.
10.1	Membership Interests Purchase Agreement, dated April 15, 2026, by and among Soluna SLC Fund I Projects Holdco LLC, Soluna Digital Inc. and Soluna DVSL JVCo, LLC.
10.2	Securities Purchase Agreement, dated April 15, 2026, by and between the Company and YA II PN, LTD.
10.3	Guaranty made by Soluna Wind Holding, Inc. in favor of YA II PN, LTD., dated April 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: April 17, 2026	By:	/s/ Michael Picchi
Michael Picchi
Chief Financial Officer
(principal financial officer)